Page 25
                                                             Exhibit 10(iii)A(6)

                               AMENDMENT NO. 1 TO
                        NATIONAL SERVICE INDUSTRIES, INC.
                  NONEMPLOYEE DIRECTOR DEFERRED STOCK UNIT PLAN



     This Amendment is made as of the 23rd day of September, 1997, by National Service Industries, Inc. (the "Corporation").

                              W I T N E S S E T H:

     WHEREAS, the Corporation previously established the National Service Industries, Inc. Nonemployee Director Deferred Stock Unit Plan (the "Plan") for the benefit of directors of the Corporation who are not employees of the Corporation or any Subsidiary (as defined in the Plan); and

     WHEREAS, pursuant to the power of amendment contained in Section 7.1 of the Plan, by action of the Board of Directors of the Corporation on the date hereof, the Plan is hereby amended as follows:

                                       1.

     Paragraph 2.1(e) of the Plan is amended, effective January 8, 1997, by deleting the existing language thereof and substituting in lieu thereof the following: "`Committee' shall mean the Executive Resource and Compensation Committee."
                                       2.

     Paragraph 2.1 (o) of the Plan is amended, effective December 1, 1997, by deleting the existing language thereof and substituting in lieu thereof the following: "`Required Amount' shall mean one-half of the Annual Fee."

                                       3.

     Article 5 of the Plan is amended, effective December 1, 1997, by renumbering Section 5.3 as 5.5 and inserting the following as Sections 5.3 and 5.4:

     5.3 Annual Grant. On the first day of each December on and after December 1, 1997 and prior to the termination of this Plan (subject to Section
          6.1 below), the bookkeeping account of each Eligible Director shall automatically be credited with 350 Deferred Stock Units.

     5.4 One-Time Grant. The bookkeeping account of each Eligible Director as of December 1, 1997, shall automatically be credited with 1,000 Deferred Stock Units. The bookkeeping account of each Eligible Director first


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Page 26
                                                             Exhibit 10(iii)A(6)

          elected to the Board (whether by action of the Board of Directors or the shareholders of the Corporation) after December 1, 1997, and prior to the termination of this Plan (subject to Section 6.1 hereof) shall automatically be credited with 1,000 Deferred Stock Units as of the effective date of such election.

                                       4.

     Except as provided herein, the provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year first written above.

ATTEST:                                      NATIONAL SERVICE INDUSTRIES, INC.





By: /s/ Kenyon  W. Murphy                   By:  /s/ James S. Balloun